Exhibit 21 - Subsidiaries of the Registrant
-------------------------------------------

                                                        State of
Name                                                    Incorporation
----                                                    -------------

Monroe Bank                                             Indiana

MB Portfolio Management, Inc.                           Delaware
(Subsidiary of the Bank)

MB REIT, Inc.                                           Maryland
(Subsidiary of MB Portfolio Management, Inc.)